EXHIBIT NO. 21- SUBSIDIARIES OF THE REGISTRATION
INTERNATIONAL DAIRY QUEEN, INC.

                                                     Jurisdiction of
Subsidiary (1)                                       Incorporation
----------                                           -------------

American Dairy Queen Corporation                     Delaware
Orange Julius of America                             California
DQF, Inc.                                            Minnesota
Golden Skillet International, Inc.                   Minnesota
Karmelkorn Shoppes, Inc.                             Delaware
Dairy Queen of Georgia, Inc.                         Minnesota
Dairy Queen Canada, Inc. (2)(3)                      Canada (Federal)
Dairy Queen Corporate Stores, Inc. (4)(5)(6)         Kentucky

(1) All subsidiaries are 100% owned by Registrant.

(2) IDQ Canada, Inc. {Canada (Federal)} is a wholly-owned subsidiary Of Dairy Queen Canada, Inc.

(3) Orange Julius Canada, Ltd. {Canada (Federal)} is a wholly-owned subsidiary of Dairy Queen Canada, Inc.

(4) DQ Wholly-Owned Stores, Inc. (Kentucky) is a wholly-owned subsidiary of Dairy Queen Corporate Stores, Inc.

(5) DQ Joint Venture Stores, Inc. (Kentucky) is a wholly-owned subsidiary of Dairy Queen Corporate Stores, Inc.

(6) DQ Managed Stores, Inc. (Kentucky) is a wholly-owned subsidiary of Dairy Queen Corporate Stores, Inc.

Registrant also owns 60% of the outstanding capital stock of Firstaff, Inc., a Minnesota corporation.